UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 26, 2021
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		95-4081636
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 1200	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 26, 2021, the Board of Directors (the "Board") of Jacobs Engineering Group Inc. (the "Company") amended and restated the Company's Bylaws (the “Amended and Restated Bylaws”), effective as of January 27, 2021, to amend Article III, Section 2 thereof to decrease the number of authorized directors from twelve (12) to eleven (11) to eliminate a vacancy created by the retirement of Mr. Joseph R. Bronson from the Board. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matter to a Vote of Security Holders

On January 26, 2021, the Company held its annual meeting of shareholders, at which the following items were voted upon:

Proposal No. 1: Election of Directors

	For	Against	Abstain
Steven J. Demetriou	103,054,655	2,767,875	51,745
Christopher M.T. Thompson	105,651,020	109,271	113,984
General Vincent K. Brooks	105,248,758	549,386	76,131
Robert C. Davidson, Jr.	103,165,616	2,625,934	82,725
General Ralph E. Eberhart	104,947,679	847,158	79,438
Manny Fernandez	105,276,321	493,381	104,573
Georgette D. Kiser	102,685,400	2,938,999	249,876
Linda Fayne Levinson	103,208,341	2,256,133	409,801
Barbara l. Loughran	104,967,992	835,544	70,739
Robert A. McNamara	104,937,189	856,260	80,826
Peter J. Robertson	103,488,616	2,270,593	115,066

There were 10,485,703 broker non-votes in the election of directors.

Proposal No. 2: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
103,179,162	2,210,457	484,656

There were 10,485,703 broker non-votes on the proposal.

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 1, 2021

For	Against	Abstain
109,377,400	6,847,355	135,223

There were no broker non-votes on the proposal.

Item 8.01	Other Events
Changes to Committee Composition

Effective as of January 26, 2021, the following changes were made to the composition of the Committees of the Board:

•Audit Committee: (i) Mr. Bronson retired from the Board and will no longer serve as a member or Chair of the Audit Committee, (iii) Ms. Barbara L. Loughran has succeeded Mr. Bronson as Chair of the Audit Committee, and (iii) Ms. Georgette D. Kiser was added as a member.
•Human Resource and Compensation Committee: (i) Gen. Vincent K Brooks and Mr. Manny Fernandez were added as members, and (ii) Ms. Loughran will no longer serve as a member.
•Nominating and Corporate Governance Committee: (i) Gen. Brooks was added as a member, and (ii) Ms. Kiser will no longer serve as a member.
Dividend

On January 27, 2021, the Board declared a quarterly cash dividend payable to shareholders in the amount of $0.21 per share of the Company’s common stock. This represents an 11% increase in the quarterly dividend. This dividend will be paid on March 26, 2021 to shareholders of record as of the close of business on February 26, 2021. Future dividend payments are subject to review and approval by the Board.

Item 9.01	Financial Statements and Exhibits
(d)Exhibits:

3.1	Amended and Restated Bylaws, dated as of January 27, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 28, 2021

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President
and Chief Financial Officer
(Principal Financial Officer)